EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated March 12, 2021 (including amendments thereto) with respect to the Common Stock of Golden Matrix Group, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 12, 2021

/s/ Mr. Brian Anthony Goodman
Mr. Brian Anthony Goodman

Dated: March 12, 2021

Luxor Capital, LLC

/s/ Mr. Brian Anthony Goodman
Mr. Brian Anthony Goodman
Managing Member